Exhibit e.1

                            AETNA SERIES FUND, INC.
                             UNDERWRITING AGREEMENT
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                             AETNA SERIES FUND, INC.
                             UNDERWRITING AGREEMENT

         THIS AGREEMENT, made this 1st day of April, 1999, by and between AELTUS CAPITAL, INC. ("ACI" or "Underwriter"), a Connecticut corporation, and AETNA SERIES FUND, INC. ("Fund"), a Maryland corporation.

         WHEREAS, the Fund is an open-end management investment company registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Fund has registered its shares for offer and sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and in accordance with the provisions of all applicable state securities laws (Blue Sky
Laws); and

         WHEREAS, the Fund is offering and selling to the public distinct series of shares of common stock, each corresponding to a distinct series ("Series"); and

         WHEREAS, the Fund wishes to retain ACI as exclusive principal underwriter in connection with the offering and sale of the shares of each Series as now exists and as hereafter may be established ("Shares") including any new classes of shares that may be offered and sold and to furnish certain other services to the Fund as specified in this Agreement; and

         WHEREAS, ACI is willing to act as exclusive principal underwriter and to furnish such services on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

         1. APPOINTMENT OF UNDERWRITER. The Fund hereby appoints ACI and ACI hereby accepts appointment as exclusive principal underwriter in connection with the offering and sale of the Shares of each Series as are now registered for sale with the SEC and under Blue Sky Laws and such other Series and classes of shares of Series as may hereafter be so registered. The Fund authorizes the Underwriter, as exclusive agent for the Fund, upon the commencement of operations of any Series and subject to applicable federal and state law and the Articles of Incorporation and By-Laws of the Fund: (a) to promote the Series;
(b) to solicit orders for the purchase of the Shares of the Series subject to such terms and conditions as the Fund may specify; and (c) to hold itself available to receive orders for the purchase of the Shares of the Series and to accept such orders on behalf of the Fund as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Fund and its transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement as it may be amended from time to time. The Underwriter shall offer the Shares of each Series on an agency or "best efforts" basis under which the Fund shall only issue such Shares as are actually sold. In connection with such sales and offers of sale, the Underwriter shall give only such information as is permitted by applicable law, and the Fund shall not be responsible in any way for any other information, statements or representations given or made by the Underwriter or its representatives or agents. The Fund also shall permit the Underwriter to use any list of shareholders of the Fund

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or any Series or any other list of investors which it obtains in connection with its provision of services under this Agreement. The Fund reserves the right at any time to withdraw all offerings of the Shares of any or all Series by written notice to the Underwriter at its principal office.

         2. FUND OBLIGATIONS. The Fund shall keep the Underwriter fully informed of its affairs and shall make available to Underwriter copies of all information, financial statements, and other papers which Underwriter may reasonably request for use in connection with the distribution of shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of a Series as the Underwriter may request, and the Fund shall cooperate fully in the efforts of the Underwriter to sell and arrange for the sale of the Shares and in the Underwriter's performance under this Agreement.

         3. SALES TO DEALERS. The Underwriter, at its discretion, may enter into agreements to sell shares to such registered and qualified retail dealers, as it may select.

         4. PUBLIC OFFERING PRICE. The public offering price of the Shares of each Series shall be the net asset value per share (as determined by the Fund) of the outstanding Shares of the Series, plus any applicable sales charge as described in the Registration Statement of the Fund. The Fund shall furnish (or arrange for another person to furnish) the Underwriter with a quotation of public offering price on each business day.

         5. COMPENSATION. As compensation for providing services under this contract, the Underwriter shall retain the front-end or contingent deferred sales charge, if any, on purchases and redemptions of Shares as set forth in the Registration Statement. The Underwriter is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the sales charge, if any. The Underwriter may reallow any or all of such sales charges to such dealers as it may from time to time determine. If applicable, the Underwriter also shall receive from each Series or class thereof a distribution and/or service fee at the rate and under the terms and conditions of the Distribution Plan and Shareholder Services Plan ("Plans") adopted by the Fund with respect to such Series or class thereof, as such Plans are in effect from time to time, and subject to any further limitations on such fee as the Board of Directors ("Board") may impose. The Underwriter may transfer the right to payments hereunder (but not its obligations) in order to raise funds to cover distribution expenses, and any such transfer will be effective upon written notice from the Underwriter to the Fund. In connection with the foregoing, the Fund may pay all or part of the distribution fee or contingent deferred sales charges directly to the transferee as directed by the Underwriter. In the event this Agreement is terminated in accordance with paragraph 17 below, the Underwriter still will be entitled to receive the distribution fees, service fees and contingent deferred sales charges payable on any shares sold by the Underwriter through the date of termination, provided that the Distribution Plans, Shareholder Services Plans and Multiple Class Plan, respectively, adopted by the Fund continue to be in effect.

         6. UNDERWRITER'S EXPENSES. The Underwriter, at no additional expense to the Fund, shall print and distribute to prospective investors Prospectuses, and shall print and distribute, upon

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request, to prospective investors Statements of Additional Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law.

         7. FUND EXPENSES. The Fund agrees at its own expense to register the Shares with the SEC, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. Each Series shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials and such other expenses, including printing and mailing expenses, related to such Series' communications with existing shareholders of that Series.

         8. INDEMNIFICATION BY FUND. The Fund agrees to indemnify, defend and hold the Underwriter, its officers and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Underwriter against any liability to the Fund or to the shareholders of a Series to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, or arising out of any information supplied by the Underwriter for inclusion in such Registration Statement.

         9. INDEMNIFICATION BY UNDERWRITER. The Underwriter agrees to indemnify, defend and hold the Fund, its officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading.

         10. SHARE CERTIFICATES. The Fund shall not issue certificates representing Shares.

         11. REPURCHASE OF SHARES. Repurchase of Shares by the Underwriter shall be at the net asset value next determined after a repurchase order has been received, less any applicable sales charge. The Underwriter will receive no commission or other remuneration for repurchasing Shares other than applicable sales loads. At the end of each business day, the Underwriter shall notify by telex or in writing, the Fund and its transfer agent, of the orders for repurchase of Shares

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received by the Underwriter since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. Upon such notice, the Fund shall pay the Underwriter such amounts as are required by the Underwriter for the repurchase of such Shares in cash or in the form of a credit against monies due the Fund from the Underwriter as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder requests for redemption of Shares.

         12. STATUS OF UNDERWRITER AND OTHER PERSONS. The Underwriter is an independent contractor and shall be agent for the Fund only in respect to the sale and redemption of the Shares. Any person, even though also an officer, director, employee or agent of the Underwriter, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of the Underwriter even though paid by the Underwriter.

         13. NON-EXCLUSIVE SERVICES. The services of the Underwriter to the Fund under this Agreement are not to be deemed exclusive, and the Underwriter shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         14. REPORTS OF UNDERWRITER. The Underwriter shall prepare reports for the Board on a quarterly basis showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board.

         15. DEFINITIONS. The terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule or order. Additionally, the term "Registration Statement" shall mean the registration statement most recently filed by the Fund with the SEC and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to a Series filed by the Fund as part of the Registration Statement.

         16. EFFECTIVENESS OF AGREEMENT.This Agreement shall become effective on April 1, 1999, provided that, with respect to a Series, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan (if there be a Plan) or in any agreements related thereto (all such directors collectively being referred to herein as the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such action.

         17. TERMINATION OF AGREEMENT. This Agreement shall become effective on {April 1, 1999] and shall remain in force and effect, through {December 31, 1999}, unless earlier terminated. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (a)

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by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of such Series. Notwithstanding the foregoing, with respect to any Series, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of such Series on 60 days' written notice to the Underwriter or by the Underwriter at any time, without the payment of any penalty, on 60 days' written notice to the Fund or such Series. Termination of this Agreement with respect to any given Series or class thereof shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series or class thereof. This Agreement will automatically terminate in the event of its assignment.

         18. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         19. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Connecticut and the 1940 Act. To the extent that the applicable laws of the State of Connecticut conflict with the applicable provisions of the 1940 Act, however, the latter shall control.

         20. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

         21. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                         AELTUS CAPITAL, INC.


By: /s/ Katherine Cheng                         By:     /s/ John Y. Kim
   ------------------------                          ---------------------------
   Assistant Secretary                          Name:   John Y. Kim
                                                     ---------------------------
                                                Title:  President
                                                     ---------------------------


Attest:                                                  AETNA SERIES FUND, INC.

By: /s/ Michael Gioffre                         By:     /s/ J. Scott Fox
   ------------------------                          ---------------------------
   Assistant Secretary                          Name:   J. Scott Fox
                                                     ---------------------------
                                                Title:  President
                                                     ---------------------------

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                                   APPENDIX A

Aetna Money Market Fund
Aetna Bond Fund
Aetna Balanced Fund
Aetna Growth and Income Fund
Aetna International Fund
Aetna Government Fund
Aetna High Yield Fund
Aetna Growth Fund
Aetna Small Company Fund
Aetna Ascent Fund Aetna Crossroads Fund
Aetna Legacy Fund
Aetna Mid Cap Fund
Aetna Value Opportunity Fund
Aetna Real Estate Securities Fund
Aetna Index Plus Bond Fund
Aetna Index Plus Large Cap Fund
Aetna Index Plus Small Cap Fund
Aetna Index Plus Mid Cap Fund
Aetna Principal Protection Fund I
Aetna Principal Protection Fund II
Aetna Principal Protection Fund III
Brokerage Cash Reserves
Aetna Technology Fund

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